EXHIBIT 13

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Common Shares effected by the Reporting Persons since the filing of Amendment No. 6 on February 14, 2025 through February 26, 2025. All such transactions were effected in the open market through a broker.

Reporting Person	Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
GEM II	Common Shares	02/20/2025	Sell	3,218	$26.2789(1)
GEM II	Common Shares	02/21/2025	Sell	9,751	$25.7609(2)
GEM II	Common Shares	02/24/2025	Sell	72,145	$25.7523(3)
GEM II	Common Shares	02/25/2025	Sell	196,066	$25.8013(4)
GEM II	Common Shares	02/26/2025	Sell	309,367	$25.8131(5)

(1) This transaction was executed in multiple trades at prices ranging from $26.20 to $26.51, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Common Shares sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $25.75 to $25.769, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Common Shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $25.75 to $25.758, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Common Shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $25.75 to $26.005, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Common Shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $25.75 to $26.25, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Common Shares sold at each separate price within the range set forth herein.